UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  January 23, 2013

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2013, USEC Inc. (“USEC” or the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Hitz Holdings U.S.A. Inc. (the “Purchaser”), a subsidiary of Hitachi Zosen Corporation (“Hitachi Zosen”).  Pursuant to the Stock Purchase Agreement, the Purchaser will acquire all of the outstanding shares of USEC’s wholly-owned subsidiary NAC International, Inc. (“NAC”).  NAC was acquired by USEC in 2004 and provides transportation and storage systems for spent nuclear fuel and provides nuclear and energy consulting services.

The purchase price to be paid by the Purchaser to the Company for NAC is $45 million.  The purchase price is subject to adjustment based on the amount of net working capital delivered with NAC at the closing of the transaction.  At the closing, Purchaser will pay the estimated purchase price to the Company in cash, less $2.5 million which Purchaser will deposit into an escrow account pending determination of the net working capital adjustment.  Hitachi Zosen has guaranteed the performance and payment obligations of the Purchaser under the Stock Purchase Agreement.

The Stock Purchase Agreement includes representations, warranties and covenants of each party that survive the closing of the transaction for a period of time.  USEC also agreed to certain non-competition and non-solicitation covenants that restrict the Company from engaging in business in competition with NAC for a period of three years following the closing.

The closing of the transaction is subject to customary closing conditions, including lender approval under the Company’s credit facility, and review of the transaction by the Committee on Foreign Investment in the United States (CFIUS).  The Stock Purchase Agreement may be terminated by either party if the closing shall not have occurred by three months from the date of the Stock Purchase Agreement.  However, if all conditions other than regulatory approvals have been met as of the end of such three month period, the termination date shall be extended for an additional three months to obtain the required regulatory approvals.

Hitachi Zosen has a long-standing business relationship with NAC as a fabricator of NAC’s dry cask storage and transportation systems.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release announcing the foregoing is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit
Number                      Description

2.1	Stock Purchase Agreement dated January 23, 2013 by and between USEC Inc. and Hitz Holdings U.S.A. Inc.

99.1	Press release dated January 24, 2013, issued by USEC Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

January 24, 2013	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number                       Description

2.1	Stock Purchase Agreement dated January 23, 2013 by and between USEC Inc. and Hitz Holdings U.S.A. Inc.

99.1	Press release dated January 24, 2013, issued by USEC Inc.